Exhibit 99.1

Avidity Biosciences Reports First Quarter 2022 Financial Results and Recent Highlights

SAN DIEGO, May 10, 2022 / PRNewswire/-- Avidity Biosciences, Inc. (Nasdaq: RNA), a biopharmaceutical company committed to delivering a new class of RNA therapeutics called Antibody Oligonucleotide Conjugates (AOCs™), today announced financial results for the first quarter ended March 31, 2022 and highlighted recent corporate progress.

“This year will prove to be significant for Avidity as we look forward to sharing a mid-point update from the AOC 1001 MARINATM trial in adults with myotonic dystrophy type 1 in Q4 and advancing two additional programs, AOC 1020 and AOC 1044, into the clinic,” said Sarah Boyce, president and chief executive officer. “We continue to build our infrastructure to support our goal of having three programs addressing three distinct rare diseases in clinical development by the end of this year. With our AOC platform technology, we aim to revolutionize the delivery of RNA therapeutics as we fulfill our mission of profoundly improving people’s lives affected by serious diseases.”

“We are well funded into 2024 with a cash balance of $397 million at the end of Q1 2022. This will allow us to complete the AOC 1001 MARINA trial, advance our programs for facioscapulohumeral muscular dystrophy and Duchenne muscular dystrophy Exon 44 into the clinic and continue to progress our AOC platform in other indications,” said Mike MacLean, chief financial and chief business officer.

Recent Highlights

•	Presented two oral and three poster presentations at the American Academy of Neurology (AAN) 2022 Annual Meeting. Key highlights included:
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A review of the MARINA trial including a high level update on safety and enrollment. The company reiterated that the trial is on track for a preliminary assessment in approximately half of patients in Q4 2022

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Data from an in vivo proof-of-concept study using the MDX mouse model supporting Avidity’s Duchenne muscular dystrophy programs and demonstrating that an AOC effectively delivered RNA therapeutics to muscle and heart tissues

•	Appointed Steve Hughes, M.D., as chief medical officer and, in April, expanded the role of Michael MacLean to chief financial and chief business officer.

First Quarter 2022 Financial Results

•	Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities totaled $397.1 million as of March 31, 2022, compared to $405.5 million as of December 31, 2021.

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Collaboration Revenue: Collaboration revenue, including reimbursable expenses, primarily relates to Avidity’s partnership with Eli Lilly and Company and totaled $1.8 million for the first quarter of 2022 compared with $2.7 million for the first quarter of 2021.

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Research and Development (R&D) Expenses: R&D expenses include external and internal costs associated with research and development activities. These expenses were $27.7 million for the first quarter of 2022 compared with $20.7 million for the first quarter of 2021. The increase was primarily driven by the advancement of AOC 1001, AOC 1020 and AOC 1044, as well as costs related to the expansion of the company’s overall research capabilities.

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General and Administrative (G&A) Expenses: G&A expenses primarily consist of employee-related expenses, professional fees, insurance costs, and patent filing and maintenance fees. These expenses were $8.6 million for the first quarter of 2022 compared with $5.9 million for the first quarter of 2021. The increase was primarily due to higher personnel costs and professional fees to support the company’s expanded operations.

About Avidity

Avidity Biosciences, Inc.’s mission is to profoundly improve people’s lives by delivering a new class of RNA therapeutics - Antibody Oligonucleotide Conjugates (AOCsTM). Avidity’s proprietary AOCs are designed to combine the specificity of monoclonal antibodies with the precision of oligonucleotide therapies to target the root cause of diseases previously untreatable with RNA therapeutics. Avidity is on track to have three programs in clinical development by the end of 2022. The company’s lead product candidate, AOC 1001, is designed to treat patients with myotonic dystrophy type 1 (DM1). AOC 1001 has commenced clinical testing with the ongoing Phase 1/2 MARINATM trial in adults with DM1. The next programs in the company’s advancing and expanding pipeline are AOC 1044, the lead of three programs for the treatment of DMD, and AOC 1020, designed to treat people living with FSHD. Avidity anticipates both programs will enter the clinic by the end of 2022.  Avidity is also broadening the reach of AOCs beyond muscle tissues through both internal discovery efforts and key partnerships as the company continues to deliver on the RNA revolution. Avidity is headquartered in San Diego, CA. For more information about our science, pipeline and people, please visit www.aviditybiosciences.com  and engage with us on LinkedIn and Twitter.

Forward-Looking Statements

Avidity cautions readers that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the expected timing for obtaining and disclosing data from the MARINATM trial; the progression of clinical programs for AOC 1044 and AOC 1020 and timing thereof; Avidity's plans to expand its AOC platform into additional muscle diseases and to heart and other tissues; the broad potential of AOCs to treat serious diseases; and the sufficiency of the company's current financial position to fund its development programs, investments in its pipeline and platform, and operations into 2024. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of these plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the business, including, without limitation: Avidity is early in its development efforts; Avidity’s approach to the discovery and development of product candidates based on its AOC platform is unproven, and the company does not know whether it will be able to develop any products of commercial value; potential delays in the commencement, enrollment and completion of clinical trials;  disruption to its operations from the COVID-19 pandemic or the war in Ukraine; the success of its preclinical studies and clinical trials for the company’s product candidates; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; Avidity’s dependence on third parties in connection with preclinical testing and product manufacturing; unexpected adverse side effects or inadequate efficacy of its product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; regulatory developments in the

United States and foreign countries, including acceptance of INDs and similar foreign regulatory filings and the proposed design of future clinical trials; Avidity could use its available capital resources sooner than it currently expects; and other risks described in prior press releases and in filings with the Securities and Exchange Commission (SEC). Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Company Contact:

Kathleen Gallagher

(858) 401-7900

kath.gallagher@aviditybio.com

Media Contact:

Cherise Adkins

(301) 267-4161

cadkins@spectrumscience.com

Avidity Biosciences, Inc.

Selected Condensed Financial Information

(in thousands, except per share data)

(unaudited)

Statements of Operations	Three Months Ended March 31,
	2022	2021
Collaboration revenue	$1,795	$2,704
Operating expenses:
Research and development	27,688	20,677
General and administrative	8,567	5,884
Total operating expenses	36,255	26,561
Loss from operations	(34,460)	(23,857)
Other income (expense), net	225	13
Net loss	$(34,235)	$(23,844)
Net loss per share, basic and diluted	$(0.71)	$(0.64)
Weighted-average shares outstanding, basic and diluted	48,246	37,521

Balance Sheets	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash, cash equivalents and marketable securities	$397,071	$405,543
Prepaid and other assets	7,729	5,598
Total current assets	404,800	411,141
Property and equipment, net	5,029	4,805
Restricted cash	501	251
Right-of-use asset	10,257	10,784
Other assets	548	599
Total assets	$421,135	$427,580
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other liabilities	$25,606	$24,794
Deferred revenue, current portion	5,314	4,864
Total current liabilities	30,920	29,658
Lease liabilities, net of current portion	9,347	9,960
Deferred revenue, net of current portion	5,160	6,532
Total liabilities	45,427	46,150
Stockholders' equity	375,708	381,430
Total liabilities and stockholders' equity	$421,135	$427,580